UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard Elmwood Park, New Jersey		07407
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Sealed Air Corporation (the “Company”) is disclosing under Item 7.01 of this Current Report on Form 8-K the Company’s letter to stockholders and annual report materials for 2011, other than the portion of the annual report previously filed with our Annual Report on Form 10-K for the year ended December 31, 2011, attached to this report as Exhibit 99.1, which information is incorporated herein by reference. The full annual report was mailed to stockholders on April 4, 2012 with the proxy materials for the annual meeting of stockholders to be held on May 17, 2012.

The information in this Item 7.01 of this Form 8-K and the exhibit attached hereto are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the information furnished herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “estimates,” “expects,” “will” and similar expressions. These statements include comments as to Sealed Air’s beliefs and expectations as to future events and trends affecting Sealed Air’s business. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in Sealed Air’s most recent Annual Report on Form 10-K, as filed with the SEC, as may be updated by Sealed Air’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. While Sealed Air may elect to update forward-looking statements at some point in the future, Sealed Air specifically disclaims any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Letter to stockholders and annual report materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ H. Katherine White
Name:	H. Katherine White
Title:	Vice President

Dated: April 5, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter to stockholders and annual report materials